SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant |X|
    Filed by a party other than the Registrant | |

    Check the appropriate box:
    | |  Preliminary Proxy Statement
    | | CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    | |  Definitive Proxy Statement
    |X|  Definitive Additional Materials
    | |  Soliciting Material Pursuant to Section 240.14a-12

                                  AVAYA INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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| | Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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In connection with proxy materials previously filed with the Securities and
Exchange Commission by Avaya Inc. ("Avaya") relating to Avaya's 2003 Annual Meeting of Shareholders scheduled for February 25, 2003, attached hereto as Appendix A is the text of an email that, on or about January 13, 2003, will be sent by Avaya to certain of its employees that hold shares of Avaya common stock through an Avaya savings plan or in an Avaya employee stock purchase plan account (the "Employee Shareholders").

Attached hereto as Appendix B is the text of an email that, on or about January 17, 2003, will be sent to the Employee Shareholders.

Attached hereto as Appendix C is the text of an internal news article that will be electronically distributed by Avaya to its employees on or about January 30, 2003.

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                                                                      APPENDIX A

On February 25, 2003, Avaya Inc. will be conducting its 2003 Annual Meeting of Shareholders. You have received this email because, as of December 31, 2002, you held shares of Avaya common stock in one or more of the following Avaya plans: the Savings Plan, the Savings Plan for Salaried Employees, the Savings Plan for the Variable Workforce and the Employee Stock Purchase Plan.

In the coming days you will be receiving via email instructions to register your votes for the 2003 Annual Meeting. The 2002 Annual Report and the proxy statement to be used in connection with registering your votes are available online for your review. To access these documents, you can click on the following link: http://investors.avaya.com/financials.

If you would like to receive a copy of the 2002 Annual Report or the proxy statement for the 2003 Annual Meeting, please click on the following link and follow the instructions that are provided:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=AV&script=2300. You may also call toll-free 1-866-22-AVAYA.

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                                                                      APPENDIX B

Dear Shareholder,

On February 25, 2003, Avaya Inc. will be conducting its 2003 Annual Meeting of Shareholders. You have received this email because, as of December 31, 2002, you held shares of Avaya Common stock in one or more of the following Avaya plans: the Savings Plan, the Savings Plan for Salaried Employees, the Savings Plan for the Variable Workforce and the Employee Stock Purchase Plan. This email contains information specific to your holdings in the company and provides the instructions you need to vote your shares.

This is a NOTIFICATION OF THE:

2003 Annual Meeting of Shareholders of Avaya Inc.

MEETING DATE: February 25, 2003
For holders as of: December 31, 2002
CUSIP NUMBER: 053499109

ACCOUNT NUMBER:

CONTROL NUMBER:

You can enter your voting instructions and view the shareholder material at the following Internet site:

http://www.ProxyVote.com

Note: If your email software supports it, you can simply click on the above link. To access ProxyVote, you will need the above CONTROL NUMBER and your four-digit PIN. Your PIN is the last four digits of your Social Security Number. Internet voting is accepted up to 11:59 p.m. (EDT) on February 24, 2003.

The relevant corporate materials can also be found at the following Internet site:

Notice of Proxy Statement and 2002 Annual Report:
http://investors.avaya.com/financials

To view the printer friendly versions of these documents, you will need the Adobe Acrobat Reader. To download the Adobe Reader, click the below url address: http://www.adobe.com/products/acrobat/readstep2.html
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Alternatively, if you would like to receive a copy of the 2002 Annual Report or the proxy statement for the 2003 Annual Meeting, please visit the following Internet site and follow the instructions provided: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=AV&script=2300

You may also call toll-free 1-866-22-AVAYA to request copies of those documents.

There are no charges to you for this service if you access the Internet using the Avaya network. However, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, if you choose to access the Internet from outside of the Avaya network.

Please REPLY to this email with any comments or questions about ProxyVote.com. (Include the original text and Subject line of this message for identification purposes.)
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                                                                      APPENDIX C

ATTENTION EMPLOYEE SHAREHOLDERS

Employees who held shares of Avaya common stock either through an Avaya savings plan or in an Avaya employee stock purchase plan account as of Dec. 31, 2002 should have received information via e-mail about the 2003 Annual Meeting of Shareholders. That e-mail message should have contained detailed instructions regarding how to register votes for the Annual Meeting in addition to information on how to access the 2002 Annual Report and the proxy statement for the 2003 Annual Meeting. Each of those documents is available online at http://investors.avaya.com/financials.

If you haven't received an e-mail with voting instructions and you believe that you should have, contact Avaya's Global Stock Plans team at stockplans@avaya.com for assistance.